Valneva SE F-3

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 23, 2022 relating to the consolidated financial statements of VALNEVA SE, appearing in the Annual Report on Form 20-F of VALNEVA SE for the year ended December 31, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Associés

Bordeaux, France

August 12, 2022